SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
MUNDER SERIES TRUST

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ADJOURNMENT MUNDER TECHNOLOGY FUND
March 3, 2010
Dear Valued Shareholder:
We need your help. Recently we sent you proxy materials seeking a vote on the proposed merger of the Munder Technology Fund into the Munder Growth Opportunities Fund. The special meeting of shareholders scheduled for March 3, 2010 has been adjourned to March 24, 2010 at 3:00 p.m. to provide shareholders who have not yet cast their proxy vote with additional time to do so. Our records indicate that you are a record date shareholder and your vote has not yet been received.
It is critical that your proxy vote be received before the adjourned meeting. Additional solicitation efforts are costly and could further delay the proposed merger.
Enclosed you will find another copy of your proxy ballot which lists the proposal to be voted on. If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation. If you have not yet cast your vote, please do so today. You may feel that you do not own enough shares to make a difference, but the Fund has thousands of other investors just like you. Therefore, every vote registered is extremely important to the outcome.
If you need another copy of the proxy statement or have any proxy-related questions, please call 1-800-331-7487 for assistance. Thank you in advance for your participation.
Sincerely,
James V. FitzGerald
President
Munder Series Trust
Please take a moment now to cast your vote using one of the voting options listed below.
1.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.
Munder Funds • 480 Pierce Street • Birmingham, MI 48009
OBO

NOTICE OF ADJOURNMENT MUNDER TECHNOLOGY FUND
March 3, 2010
Dear Valued Shareholder:
We need your help. Recently we sent you proxy materials seeking a vote on the proposed merger of the Munder Technology Fund into the Munder Growth Opportunities Fund. The special meeting of shareholders scheduled for March 3, 2010 has been adjourned to March 24, 2010 at 3:00 p.m. to provide shareholders who have not yet cast their proxy vote with additional time to do so. Our records indicate that you are a record date shareholder and your vote has not yet been received.
It is critical that your proxy vote be received before the adjourned meeting. Additional solicitation efforts are costly and could further delay the proposed merger.
Enclosed you will find another copy of your proxy ballot which lists the proposal to be voted on. If you have cast your proxy vote since this letter was mailed, we thank you sincerely for your participation. If you have not yet cast your vote, please do so today. You may feel that you do not own enough shares to make a difference, but the Fund has thousands of other investors just like you. Therefore, every vote registered is extremely important to the outcome.
If you need another copy of the proxy statement, have any proxy-related questions, or want to vote your proxy by phone, please call 1-800-331-7487 for assistance. Thank you in advance for your participation.
Sincerely,
James V. FitzGerald
President
Munder Series Trust
Please take a moment now to cast your vote using one of the voting options listed below.
1.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.

4.	Vote by Phone with a Live Representative. You may cast your vote by calling our toll-free proxy hotline at 1-800-331-7487. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
Munder Funds • 480 Pierce Street • Birmingham, MI 48009
NOBO